EXHIBIT 99.1

PacifiCorp to sell Washington service area to Portland General Electric

PORTLAND, Ore. (Feb. 17, 2026) — PacifiCorp today announced it has entered into an agreement with Portland General Electric Company (NYSE: POR) to sell its wind, natural gas generation and distribution assets and infrastructure in the state of Washington for $1.9 billion, subject to customary purchase price adjustments.
The agreement outlines the sale of PacifiCorp’s assets, including the Chehalis thermal plant, Marengo wind facility, Goodnoe Hills wind facility and the distribution infrastructure required to serve customers in the current Pacific Power service area in Yakima, Walla Walla and surrounding communities.
“This is a targeted step toward ensuring the continued delivery of safe, reliable power to our nearly two million customers in the West and Intermountain West,” said Darin Carroll, PacifiCorp’s CEO. “This will improve the company’s financial stability while simplifying our operations to support our long-term commitment to customers in each of our remaining states.”
Diverging policies among the six states PacifiCorp serves have created extraordinary pressure, affecting the company’s ability to meet demand reliably and at the lowest cost to customers. These challenges have impacted the company’s financial stability, liquidity and credit ratings. The sale will be a critical step in strengthening PacifiCorp’s financial position and simplifying operations across its service area.
“This transaction will better align the costs, benefits and obligations across PacifiCorp’s diverse service areas and help create a more workable multistate utility structure,” said Carroll.
The transaction is expected to take up to a year to finalize, and both companies anticipate a seamless transition for Washington employees.
PacifiCorp remains deeply committed to the communities it serves. PGE is positioned to continue growth and investment in the region and will continue to provide reliable service and maintain a strong focus on customer satisfaction in Washington.
For more information, visit PacificPower.net/WashingtonNews.

About PacifiCorp
PacifiCorp is one of the lowest-cost electrical providers in the United States, serving two million customers. The company operates as Rocky Mountain Power in Idaho, Utah and Wyoming and as Pacific Power in California, Oregon and Washington. PacifiCorp provides safe and reliable service through a vast, integrated system of generation and transmission that connects communities as the largest regulated utility owner of wind power in the West. For more information, visit PacifiCorp.com.
Forward-Looking Statements
This press release contains statements that do not directly or exclusively relate to historical facts. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and include, but are not limited to, any statements relating to the consummation of the proposed transaction and the expected timing thereof, the synergies and other benefits to be realized if the proposed transaction is consummated, including the impact of the transaction on PacifiCorp's financial position and operations. Forward looking statements can typically be identified by the use of forward-looking words, such as "will," "may," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "intend," "potential," "plan," "forecast" and similar terms. These statements are based upon PacifiCorp's current intentions, estimates, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of PacifiCorp and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, considerations that may be disclosed from time to time in PacifiCorp's filings with the United States Securities and Exchange Commission (the "SEC") or in other publicly disseminated written documents. PacifiCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law. The foregoing factors should not be construed as exclusive.